United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 14, 2009

GetFugu, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-143845 (Commission File Number)	20-8658254 (IRS Employer Number)

600 Townsend Street, Suite 129E San Francisco, California (Address of principal executive offices)	94104 Zip Code

(415) 848-8800 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 14, 2009, the Board of Directors of GetFugu, Inc. (the “Company”) voted to dismiss MSPC Certified Public Accountants and Advisors, a Professional Corporation (“MSPC”), which had previously served as the Company’s independent accountants, and engaged Marcum LLP (“Marcum”) as the Company’s new independent accountants. The Board of Directors recommended that the Company change audit firms and made the decision to engage Marcum.  The reports of MSPC on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits of the Company for the two most recent fiscal years and through the date of this report, there were no disagreements with MSPC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MSPC, would have caused MSPC to make reference thereto in their report on the financial statements for such years.

The Company has furnished to MSPC the statements made in this Item 4. Attached as Exhibit 99.1 to this Form 8-K is MSPC’s letter to the Securities and Exchange Commission, dated August 19, 2009, regarding these statements.

During the two most recent fiscal years and through August 18, 2009, the Company has not consulted with Marcum on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where a written report was provided or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event under Item 304(a)(1)(v) of Regulation S-K.

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 14, 2009, the Company’s Board of Directors determined that it was necessary to restate its unaudited financial statements at and for the quarter ended March 31, 2009.  The restatement relates to the correction of the Company’s accounting treatment for shares of Common Stock issued for services during the first quarter of 2009.  The Company revised its calculation of stock compensation expense incurred during the quarter ended March 31, 2009.  The total adjustment required to increase the compensation expense to its proper balance was $ 7,806,562 pre-tax for such period, and included $7,799, 250 related to revaluation of the fair market value and $10,312 for correction in the number of shares issued.

The Company should have recognized a higher fair market value of $0.50 per share for 15,750,000 of shares issued, an increase from $.005.  The adjustment of $7,806,250 ($.495 ($.50-.005) x 15,750,000) increased stock based compensation and additional paid in capital.

In addition, there were an additional 2,062,489 shares issued in the first quarter that should have been reported, making the total shares issued during the first quarter of 2009 equal to 17,999,988 shares rather than the 15,937,499 shares that were originally reported.  The additional shares are valued at $.005 per share and the adjustment increased compensation expense $10,312, additional paid in capital $8,250, and common stock $2,062.

As a result, the Company’s previously issued unaudited financial statements at and for the quarter ended March 31, 2009 should no longer be relied upon.  We will include the restated financial information at and for this period in an amendment to our quarterly report on Form 10-Q for the first quarter of 2009, which we expect to file shortly.

The determination to restate the Company’s financial statements for this period was reached in connection with comments made by the U.S. Securities and Exchange Commission pertaining to the Company’s periodic report for this period.  Our senior management has discussed the matters disclosed in this Item 4.02 with our independent registered public accounting firm.

 Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed herewith:

16.1
Letter dated August 19, 2009 from MSPC Certified Public Accountants and Advisors, a Professional Corporation to the Securities and Exchange Commission regarding change in certifying accountant of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETFUGU, INC.

Date: August 19, 2009	By:	/s/ Bernard Stolar
Bernard Stolar
President and Chief Executive Officer